Exhibit 99.1
Ellington Financial Inc. Reports Third Quarter 2025 Results
OLD GREENWICH, Connecticut—November 5, 2025
Ellington Financial Inc. (NYSE: EFC) ("we") today reported financial results for the quarter ended September 30, 2025.
Highlights
•Net income attributable to common stockholders of $29.5 million, or $0.29 per common share.1
◦$46.9 million, or $0.46 per common share, from the investment portfolio.
▪$42.4 million, or $0.42 per common share, from the credit strategy.
▪$4.5 million, or $0.04 per common share, from the Agency strategy.
◦$8.6 million, or $0.09 per common share, from Longbridge.
•Adjusted Distributable Earnings of $54.2 million, or $0.53 per common share.2
◦$59.7 million, or $0.59 per common share, from the investment portfolio.
◦$16.1 million, or $0.16 per common share, from Longbridge.
•Book value per common share as of September 30, 2025 of $13.40, including the effects of dividends of $0.39 per common share for the quarter.
•Recourse debt-to-equity ratio3 of 1.8:1 as of September 30, 2025. Including all recourse and non-recourse borrowings, which primarily consist of securitization-related liabilities, debt-to-equity ratio of 8.6:13.
◦Significantly increased long-term, non-mark-to-market financing through pricing of seven securitizations and pricing of $400 million of Moody's- and Fitch-rated senior unsecured notes, which closed subsequent to quarter end.
•Cash and cash equivalents of $184.8 million as of September 30, 2025, in addition to other unencumbered assets of $1.04 billion.
Third Quarter 2025 Results
“Robust securitization activity, excellent results from our securities businesses, and continued solid credit performance across our diversified loan businesses, including Longbridge, drove Ellington Financial’s strong results for the quarter,” said Laurence Penn, Chief Executive Officer and President. “We generated GAAP net income of $0.29 per share and adjusted distributable earnings of $0.53 per share — again substantially exceeding our dividends — and our total portfolio holdings4 grew by 12% sequentially.
“During the third quarter, we further strengthened our balance sheet by significantly increasing our long-term, non-mark-to-market financings. We priced seven securitizations during the quarter, and including activity subsequent to quarter end, have now priced 20 securitizations year-to-date, more than triple last year’s pace. Notably, we are currently working on our inaugural securitization of residential transition loans, which would reduce reliance on short-term financing in that strategy, unlock capital for redeployment, and create high-yielding retained tranches for our portfolio. Additionally, on the final day of the third quarter, we successfully priced $400 million of five-year senior unsecured notes, rated by Moody's and Fitch and broadly distributed to institutional investors.
"We view our shift toward a greater proportion of long-term unsecured financing and securitization financing — and a lesser proportion of shorter-term repo financing — as a fundamental evolution of our capital structure that is fortifying our balance sheet, enhancing risk management, and supporting earnings stability. As of October 31, nearly 20% of our recourse borrowings are unsecured, and we intend to increase that proportion over time. We priced our unsecured notes at a yield of 7.375%, representing a spread of 3.63% to the five-year U.S. Treasury. We were pleased with the execution, and we expect that pricing will improve on our future note offerings as we become a more established unsecured note issuer and as we migrate more of our borrowings to long-term borrowings, creating a virtuous cycle.
1 Represents $55.5 million of aggregate net income from the investment portfolio and Longbridge segments, less $26.0 million of preferred dividends accrued and certain corporate/other income and expense items not attributed to either the investment portfolio or Longbridge segments.
2 Adjusted Distributable Earnings is a non-GAAP financial measure. See "Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings" below for an explanation regarding the calculation of Adjusted Distributable Earnings. Represents $75.8 million of aggregate Adjusted Distributable Earnings from the investment portfolio and Longbridge segments, less $21.6 million of certain corporate/other items not attributed to either the investment portfolio or Longbridge segments.
3 Excludes borrowings collateralized by U.S. Treasury securities.
4 Excludes U.S. Treasury securities and non-retained tranches of consolidated securitization trusts.

“Looking ahead, with conservative leverage, significant dry powder from our recent unsecured note issuance, and a steady pace of securitizations, we believe that Ellington Financial is well positioned to continue delivering strong and sustainable dividend coverage."
Financial Results
Investment Portfolio Segment
The investment portfolio segment generated net income of $47.7 million in the third quarter, consisting of $43.2 million from the credit strategy and $4.5 million from the Agency strategy.
Credit
The total adjusted long credit portfolio5 increased by 11% to $3.56 billion as of September 30, 2025, compared to $3.22 billion as of June 30, 2025. The increase was driven by net purchases of non-QM loans, commercial mortgage bridge loans, other residential mortgage loans, and CLOs; and a larger portfolio of retained non-QM RMBS. These increases were partially offset by the impact of loans sold into securitizations, net sales of non-Agency RMBS, and a smaller residential transition loan portfolio, with principal paydowns in that portfolio exceeding new purchases.
Key Highlights6:
•Overall positive performance driven by higher net interest income in the credit portfolio, and net realized and unrealized gains from residential transition loans and other loans and ABS.
•Partially offsetting higher net interest income were net realized and unrealized losses on non-QM retained tranches, CLOs, forward MSR-related investments, and residential REO.
•Strong credit performance across our loan businesses, with continued exceptionally low life-to-date realized credit losses in both our residential and commercial loan portfolios.
•Positive results from equity investments in loan originators.
During the quarter, the net interest margin7 on our credit portfolio increased to 3.65% from 3.11%, driven by an increase in asset yields and a lower cost of funds. We continued to benefit from positive carry on our interest rate swap hedges, where we overall receive a higher floating rate and pay a lower fixed rate.
Agency
The long Agency RMBS portfolio decreased by 18% quarter over quarter to $220.7 million as of September 30, 2025, compared to $268.5 million as of June 30, 2025, driven by net sales.
Key Highlights6:
•Net gains on our Agency RMBS and interest rate hedges drove the strong results in our Agency strategy. Interest rates and interest rate volatility declined in the quarter, while Agency yield spreads tightened, all of which were supportive of our portfolio.
•Pay-ups on our specified pools increased to 0.81% as of September 30, 2025, from 0.71% as of June 30, 2025.
The net interest margin7 on our Agency portfolio (excluding the Catch-up Amortization Adjustment) decreased slightly to 2.27% as of September 30, 2025, from 2.29% as of June 30, 2025. We continued to benefit from positive carry on our interest rate swap hedges, where we overall receive a higher floating rate and pay a lower fixed rate.
Longbridge Segment
The Longbridge segment reported net income of $8.6 million for the third quarter. The Longbridge portfolio (excluding non-retained tranches of consolidated securitization trusts) increased by 37% sequentially to $750.0 million as of September 30, 2025, driven by a record quarter of proprietary reverse mortgage loan originations at Longbridge, partially offset by the impact of a securitization of proprietary reverse mortgage loans completed during the quarter.
Key Highlights6:
•Positive contribution from originations, driven by higher origination volumes of proprietary reverse mortgage loans, higher origination margins for HECM loans, and net gains related to the proprietary reverse mortgage loan securitization completed during the quarter.
5 Excludes non-retained tranches of consolidated securitization trusts.
6 Sector-level results include associated financing costs and hedging gains/losses where applicable.
7 Net interest margin represents the weighted average asset yield less the weighted average secured financing cost of funds on such assets. It also includes the effect of actual and accrued periodic payments on interest rate swaps used to hedge the assets.

•These gains were partially offset by a net unrealized loss on the retained tranches of consolidated proprietary reverse mortgage loan securitization trusts, due to faster prepayment speed assumptions, lower HPA projections, and higher applied discount rates.
•Strong positive contribution from servicing, including base servicing net income, strong tail securitization executions, and a net gain on the HMBS MSR Equivalent, driven primarily by tighter HMBS yield spreads.
Corporate/Other Summary
Results for the quarter also reflect an increase in the net unrealized loss on our unsecured borrowings partially offset by a decrease in income tax expense.
Credit Portfolio(1)
The following table summarizes our credit portfolio holdings as of September 30, 2025 and June 30, 2025:

	September 30, 2025		June 30, 2025(2)
($ in thousands)	Fair Value	%	Fair Value	%
Dollar denominated:
CLOs	$72,456	1.5%	$37,168	0.8%
CMBS	31,115	0.6%	35,328	0.8%
Commercial mortgage loans(3)(5)	661,271	13.7%	582,085	12.8%
Consumer loans and ABS backed by consumer loans(6)	97,346	2.0%	89,984	2.0%
Corporate debt and equity and corporate loans	26,444	0.5%	24,189	0.5%
Debt and equity investments in loan origination-related entities(7)	84,229	1.7%	73,842	1.6%
Forward MSR-related investments	74,694	1.5%	81,256	1.8%
Home equity line of credit and closed-end second lien loans and retained RMBS(6)(8)	313,548	6.5%	322,721	7.1%
Non-Agency RMBS	90,383	1.9%	112,949	2.5%
Non-QM loans and retained RMBS(3)(6)(8)	2,372,070	49.0%	2,186,350	48.1%
Other investments(9)(10)	60,840	1.3%	57,326	1.3%
Residential transition loans and other residential mortgage loans(3)(4)	905,397	18.7%	877,421	19.3%
Non-Dollar denominated:
CLOs	9,969	0.2%	6,993	0.2%
Corporate debt and equity	186	—%	207	—%
RMBS(11)(12)	13,626	0.3%	14,138	0.3%
Other residential mortgage loans	29,761	0.6%	38,725	0.9%
Total long credit portfolio	$4,843,335	100.0%	$4,540,682	100.0%
Adjustments:
Less: Non-retained tranches of consolidated securitization trusts	1,281,857		1,319,037
Total adjusted long credit portfolio	$3,561,479		$3,221,645
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
(2)Conformed to current period presentation.
(3)Includes related REO. In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.
(4)Other residential mortgage loans include Agency-eligible mortgage loans and secondary market purchases of non-performing and re-performing mortgage loans.
(5)Includes equity investments in unconsolidated entities holding commercial mortgage loans and REO and corporate loans secured by commercial mortgage loans.
(6)Includes equity investments in securitization-related vehicles.
(7)Includes corporate loans made to certain loan origination entities in which we hold an equity investment.
(8)Retained RMBS represents RMBS issued by non-consolidated Ellington-sponsored loan securitization trusts, and interests in entities holding such RMBS.
(9)Includes equity investment in Ellington affiliate.
(10)Includes equity investment in an unconsolidated entity which purchases certain other loans for eventual securitization.
(11)Includes loan to an entity which purchases residential mortgage loans for eventual securitization.
(12)Includes equity investment in an unconsolidated entity holding European RMBS.

Agency RMBS Portfolio
The following table(1) summarizes our Agency RMBS portfolio holdings as of September 30, 2025 and June 30, 2025:

	September 30, 2025		June 30, 2025
($ in thousands)	Fair Value	%	Fair Value	%
Long Agency RMBS:
Fixed rate	$207,161	93.9%	$254,461	94.8%
Reverse mortgages	915	0.4%	1,159	0.4%
IOs	12,667	5.7%	12,887	4.8%
Total long Agency RMBS	$220,743	100.0%	$268,507	100.0%
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
Longbridge Portfolio
Longbridge originates reverse mortgage loans, including (i) home equity conversion mortgage loans, or "HECMs," which are insured by the FHA, and (ii) "proprietary reverse mortgage loans," which are not insured by the FHA. HECMs are eligible for inclusion in GNMA-guaranteed HECM-backed MBS, or "HMBS." Upon securitization, the HECMs remain on our balance sheet under GAAP. We have securitized some of the proprietary reverse mortgage loans originated by Longbridge, and we have retained certain of the securitization tranches in compliance with credit risk retention rules. Longbridge has typically retained the MSRs associated with the loans it has originated. Longbridge also originates home equity lines of credit, or "HELOCs," designed for homeowners aged 62 or older.
The following table summarizes loan-related assets(1) in the Longbridge segment as of September 30, 2025 and June 30, 2025:

	September 30, 2025	June 30, 2025
	(In thousands)
HMBS assets(2)	$10,232,166	$9,920,301
Less: HMBS liabilities	(10,117,649)	(9,814,811)
HMBS MSR Equivalent	114,517	105,490
Unsecuritized HECM loans(3)	143,165	128,802
Proprietary reverse mortgage loans(4)	1,387,511	1,085,125
Reverse MSRs	29,055	29,276
Unsecuritized REO	3,596	1,962
Total	1,677,844	1,350,655
Less: Non-retained tranches of consolidated securitization trusts	927,852	805,046
Total, excluding non-retained tranches of consolidated securitization trusts	$749,992	$545,609
(1)This information does not include financial derivatives or loan commitments.
(2)Includes HECM loans, related REO, and claims or other receivables.
(3)As of September 30, 2025, includes $19.6 million of active HECM buyout loans, $17.3 million of inactive HECM buyout loans, and $5.7 million of other inactive HECM loans. As of June 30, 2025, includes $11.9 million of active HECM buyout loans, $17.7 million of inactive HECM buyout loans, and $5.3 million of other inactive HECM loans.
(4)As of September 30, 2025, includes $953.2 million of securitized proprietary reverse mortgage loans, $19.2 million of cash held in a securitization reserve fund, and $6.6 million of investment related receivables. As of June 30, 2025, includes $828.4 million of securitized proprietary reverse mortgage loans, $18.0 million of cash held in a securitization reserve fund, and $7.5 million of investment related receivables.

The following table summarizes Longbridge's origination volumes by channel for the three-month periods ended September 30, 2025 and June 30, 2025:

($ In thousands)	September 30, 2025			June 30, 2025
Channel	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume
Wholesale and correspondent	1,485	$354,121	71%	1,374	$308,354	72%
Retail	739	144,456	29%	687	118,708	28%
Total	2,224	$498,577	100%	2,061	$427,062	100%
(1)Represents initial borrowed amounts on reverse mortgage loans.
Financing
Key Highlights:
•Recourse Debt-to-Equity Ratio (excluding U.S. Treasury securities and adjusted for unsettled trades): increased to 1.8:1 as of September 30, 2025, compared to 1:7.1 as of June 30, 2025, primarily due to an increase in repo borrowings on our larger credit and Longbridge portfolios, partially offset by higher shareholders' equity.
•Overall Debt-to-Equity Ratio (excluding U.S. Treasury securities and adjusted for unsettled trades): 8.6:1 and 8.7:1 as of September 30, 2025 and June 30, 2025, respectively.
The following table summarizes our outstanding borrowings and debt-to-equity ratios as of September 30, 2025 and June 30, 2025:

	September 30, 2025		June 30, 2025
	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)
	(In thousands)		(In thousands)
Recourse borrowings(3)	$3,252,917	1.8:1	$2,950,497	1.7:1
Non-recourse borrowings(3)	12,331,643	6.9:1	11,942,036	7.0:1
Total Borrowings	$15,584,560	8.7:1	$14,892,533	8.8:1
Total Equity	$1,795,820		$1,689,510
Recourse borrowings excluding U.S. Treasury securities, adjusted for unsettled purchases and sales		1.8:1		1.7:1
Total borrowings excluding U.S. Treasury securities, adjusted for unsettled purchases and sales		8.6:1		8.7:1
(1)Includes borrowings under repurchase agreements, other secured borrowings, other secured borrowings, at fair value, and unsecured debt, at par.
(2)Recourse and overall debt-to-equity ratios are computed by dividing outstanding recourse and overall borrowings, respectively, by total equity. Debt-to-equity ratios do not account for liabilities other than debt financings.
(3)All of our non-recourse borrowings are secured by collateral. In the event of default under a non-recourse borrowing, the lender has a claim against the collateral but not any of the other assets held by us or our consolidated subsidiaries. In the event of default under a recourse borrowing, the lender's claim is not limited to the collateral (if any).

Operating Results
The following table summarizes our operating results by strategy for the three-month period ended September 30, 2025:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income(1)	$88,204	$2,872	$91,076	$35,981	$1,589	$128,646	$1.25
Interest expense	(43,443)	(1,963)	(45,406)	(20,403)	(3,965)	(69,774)	(0.68)
Realized gain (loss), net	8,486	(158)	8,328	220	—	8,548	0.08
Unrealized gain (loss), net	(8,629)	3,012	(5,617)	246	(2,890)	(8,261)	(0.08)
Net change from reverse mortgage loans and HMBS obligations	—	—	—	34,954	—	34,954	0.34
Earnings in unconsolidated entities	13,074	—	13,074	—	—	13,074	0.13
Interest rate hedges and other activity, net(2)	(222)	706	484	(3,409)	(452)	(3,377)	(0.03)
Credit hedges and other activities, net(3)	(6,737)	—	(6,737)	(1,243)	—	(7,980)	(0.08)
Income tax (expense) benefit	—	—	—	—	(1,060)	(1,060)	(0.01)
Investment related expenses	(5,677)	—	(5,677)	(12,136)	—	(17,813)	(0.17)
Other expenses	(1,828)	—	(1,828)	(25,586)	(11,785)	(39,199)	(0.38)
Net income (loss)	43,228	4,469	47,697	8,624	(18,563)	37,758	0.37
Dividends on preferred stock	—	—	—	—	(7,074)	(7,074)	(0.07)
Net (income) loss attributable to non-participating non-controlling interests	(846)	—	(846)	—	(4)	(850)	(0.01)
Net income (loss) attributable to common stockholders and participating non-controlling interests	42,382	4,469	46,851	8,624	(25,641)	29,834	0.29
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(330)	(330)	—
Net income (loss) attributable to common stockholders	$42,382	$4,469	$46,851	$8,624	$(25,971)	$29,504	$0.29
Net income (loss) attributable to common stockholders per share of common stock	$0.42	$0.04	$0.46	$0.09	$(0.26)	$0.29
Weighted average shares of common stock and convertible units(4) outstanding						102,726
Weighted average shares of common stock outstanding						101,589
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.

The following table summarizes our operating results by strategy for the three-month period ended June 30, 2025:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income(1)	$87,096	$2,840	$89,936	$28,842	$1,668	$120,446	$1.24
Interest expense	(44,486)	(2,243)	(46,729)	(16,687)	(3,971)	(67,387)	(0.69)
Realized gain (loss), net	9,038	(423)	8,615	41	—	8,656	0.09
Unrealized gain (loss), net	14,993	1,801	16,794	14,197	(1,699)	29,292	0.30
Net change from reverse mortgage loans and HMBS obligations	—	—	—	26,605	—	26,605	0.28
Earnings in unconsolidated entities	17,072	—	17,072	—	—	17,072	0.18
Interest rate hedges and other activity, net(2)	(912)	(2,974)	(3,886)	(2,506)	(127)	(6,519)	(0.07)
Credit hedges and other activities, net(3)	(16,863)	—	(16,863)	(1,688)	—	(18,551)	(0.19)
Income tax (expense) benefit	—	—	—	—	(1,475)	(1,475)	(0.02)
Investment related expenses	(5,468)	—	(5,468)	(13,179)	—	(18,647)	(0.19)
Other expenses	(2,038)	—	(2,038)	(24,944)	(11,437)	(38,419)	(0.40)
Net income (loss)	58,432	(999)	57,433	10,681	(17,041)	51,073	0.53
Dividends on preferred stock	—	—	—	—	(7,036)	(7,036)	(0.07)
Net (income) loss attributable to non-participating non-controlling interests	(602)	—	(602)	—	(5)	(607)	(0.01)
Net income (loss) attributable to common stockholders and participating non-controlling interests	57,830	(999)	56,831	10,681	(24,082)	43,430	0.45
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(507)	(507)	—
Net income (loss) attributable to common stockholders	$57,830	$(999)	$56,831	$10,681	$(24,589)	$42,923	$0.45
Net income (loss) attributable to common stockholders per share of common stock	$0.61	$(0.01)	$0.60	$0.11	$(0.26)	$0.45
Weighted average shares of common stock and convertible units(4) outstanding						96,995
Weighted average shares of common stock outstanding						95,862
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans and mortgage-backed securities, reverse mortgage loans, mortgage servicing rights and related investments, consumer loans, asset-backed securities, collateralized loan obligations, non-mortgage and mortgage-related derivatives, debt and equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.
Conference Call
We will host a conference call at 11:00 a.m. Eastern Time on Thursday, November 6, 2025, to discuss our financial results for the quarter ended September 30, 2025. To participate in the event by telephone, please dial (800) 343-4136 at least 10 minutes prior to the start time and reference the conference ID EFCQ325. International callers should dial (203) 518-9843 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Investors" section of our web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, we also posted an investor presentation, that will accompany the conference call, on our website at www.ellingtonfinancial.com under "For Investors—Presentations."
A dial-in replay of the conference call will be available on Thursday, November 6, 2025, at approximately 2:00 p.m. Eastern Time through Thursday, November 13, 2025 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 839-9307. International callers should dial (402) 220-6085. A replay of the conference call will also be archived on our web site at www.ellingtonfinancial.com.

Cautionary Statement Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in mortgage default rates and prepayment rates, our ability to borrow to finance our assets, changes in government regulations affecting our business, our ability to maintain our exclusion from registration under the Investment Company Act of 1940, our ability to maintain our qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K, which can be accessed through our website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Nine-Month Period Ended
	September 30, 2025	June 30, 2025	September 30, 2025
(In thousands, except per share amounts)
NET INTEREST INCOME
Interest income	$122,846	$115,471	$354,230
Interest expense	(73,126)	(72,128)	(217,910)
Total net interest income	49,720	43,343	136,320
Other Income (Loss)
Realized gains (losses) on securities and loans, net	9,335	6,911	7,442
Realized gains (losses) on financial derivatives, net	(8,335)	(519)	2,787
Realized gains (losses) on real estate owned, net	(3,402)	(1,356)	(5,692)
Realized gains (losses) on unsecured borrowings, at fair value	—	—	(1,383)
Unrealized gains (losses) on securities and loans, net	24,416	59,810	130,334
Unrealized gains (losses) on financial derivatives, net	(3,197)	(25,608)	(55,920)
Unrealized gains (losses) on real estate owned, net	736	(1,396)	(3,971)
Unrealized gains (losses) on other secured borrowings, at fair value, net	(21,144)	(25,844)	(78,352)
Unrealized gains (losses) on unsecured borrowings, at fair value	(2,890)	(1,699)	(3,563)
Net change from HECM reverse mortgage loans, at fair value	205,973	168,817	551,780
Net change related to HMBS obligations, at fair value	(171,019)	(142,212)	(460,701)
Other, net	2,563	12,295	39,125
Total other income (loss)	33,036	49,199	121,886
EXPENSES
Base management fee to affiliate, net of rebates	6,173	6,270	18,535
Incentive fee to affiliate	—	—	4,533
Investment related expenses:
Servicing expense	7,198	7,220	21,437
Debt issuance costs related to Other secured borrowings, at fair value	1,397	2,280	3,677
Other	9,218	9,147	24,974
Professional fees	2,862	3,143	9,721
Compensation and benefits	21,716	21,332	59,990
Other expenses	8,448	7,674	23,194
Total expenses	57,012	57,066	166,061
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings from Investments in Unconsolidated Entities	25,744	35,476	92,145
Income tax expense (benefit)	1,060	1,475	2,439
Earnings (losses) from investments in unconsolidated entities	13,074	17,072	38,449
Net Income (Loss)	37,758	51,073	128,155
Net Income (Loss) attributable to non-controlling interests	1,180	1,114	2,934
Dividends on preferred stock	7,074	7,036	21,145
Net Income (Loss) Attributable to Common Stockholders	$29,504	$42,923	$104,076
Net Income (Loss) per Common Share:
Basic and Diluted	$0.29	$0.45	$1.08
Weighted average shares of common stock outstanding	101,589	95,862	96,387
Weighted average shares of common stock and convertible units outstanding	102,726	96,995	97,454

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
(In thousands, except share and per share amounts)	September 30, 2025	June 30, 2025	December 31, 2024(1)
ASSETS
Cash and cash equivalents	$184,809	$211,013	$192,387
Restricted cash	20,769	19,617	16,561
Securities, at fair value	909,851	938,454	962,254
Loans, at fair value	15,531,299	14,668,365	13,999,572
Loan commitments, at fair value	8,827	8,785	6,692
Forward MSR-related investments, at fair value	74,694	81,256	77,848
Mortgage servicing rights, at fair value	29,055	29,276	29,766
Investments in unconsolidated entities, at fair value	287,686	307,722	220,078
Real estate owned	52,083	48,821	46,661
Financial derivatives–assets, at fair value	151,155	160,584	184,395
Reverse repurchase agreements	365,716	348,389	336,743
Due from brokers	40,714	45,973	22,186
Investment related receivables	159,614	170,657	189,081
Other assets	28,276	32,983	32,804
Total Assets	$17,844,548	$17,071,895	$16,317,028
LIABILITIES
Securities sold short, at fair value	$234,046	$264,511	$293,574
Repurchase agreements	2,800,964	2,347,458	2,584,040
Financial derivatives–liabilities, at fair value	60,763	81,812	71,024
Due to brokers	43,001	30,098	55,429
Investment related payables	41,321	42,767	22,714
Other secured borrowings	189,203	340,289	253,300
Other secured borrowings, at fair value	2,213,994	2,127,225	1,934,309
HMBS-related obligations, at fair value	10,117,649	9,814,811	9,150,883
Unsecured borrowings, at fair value	251,927	249,036	281,912
Base management fee payable to affiliate	6,173	6,270	5,888
Dividends payable	18,597	17,495	16,611
Interest payable	20,612	17,482	17,956
Accrued expenses and other liabilities	50,478	43,131	38,566
Total Liabilities	16,048,728	15,382,385	14,726,206
EQUITY
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized; 13,800,089, 13,800,089, and 13,800,089 shares issued and outstanding, and $345,002, $345,002, and $345,002 aggregate liquidation preference, respectively	331,958	331,958	331,958
Common stock, par value $0.001 per share, 300,000,000 shares authorized, respectively; 106,066,429, 97,891,157, and 90,678,492 shares issued and outstanding, respectively(2)	106	98	91
Additional paid-in-capital	1,818,381	1,707,544	1,613,540
Retained earnings (accumulated deficit)	(384,724)	(374,048)	(375,113)
Total Stockholders' Equity	1,765,721	1,665,552	1,570,476
Non-controlling interests	30,099	23,958	20,346
Total Equity	1,795,820	1,689,510	1,590,822
TOTAL LIABILITIES AND EQUITY	$17,844,548	$17,071,895	$16,317,028
SUPPLEMENTAL PER SHARE INFORMATION:
Book Value Per Common Share (3)	$13.40	$13.49	$13.52
(1)Derived from audited financial statements as of December 31, 2024.
(2)Common shares issued and outstanding at September 30, 2025 includes 8,156,876 shares of common stock issued under our ATM program during the three-month period ended September 30, 2025.
(3)Based on total stockholders' equity less the aggregate liquidation preference of our preferred stock outstanding.

Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings
We calculate Adjusted Distributable Earnings as U.S. GAAP net income (loss) as adjusted for: (i) realized and unrealized gain (loss) on securities and loans, REO, mortgage servicing rights, financial derivatives (excluding periodic settlements on interest rate swaps), any borrowings carried at fair value, and foreign currency transactions; (ii) incentive fee to affiliate; (iii) Catch-up Amortization Adjustment (as defined below); (iv) non-cash equity compensation expense; (v) provision for income taxes; (vi) certain non-capitalized transaction costs; and (vii) other income or loss items that are of a non-recurring nature. For certain investments in unconsolidated entities, we include the relevant components of net operating income in Adjusted Distributable Earnings. The Catch-up Amortization Adjustment is a quarterly adjustment to premium amortization or discount accretion triggered by changes in actual and projected prepayments on our Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on our then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter. Non-capitalized transaction costs include expenses, generally professional fees, incurred in connection with the acquisition of an investment or issuance of long-term debt. We also include in Adjusted Distributable Earnings, for all loans that we originate through Longbridge, any realized and unrealized gains (losses) on such loans up to the point of loan sale or securitization, net of sale or securitization costs.
Adjusted Distributable Earnings is a supplemental non-GAAP financial measure. We believe that the presentation of Adjusted Distributable Earnings provides information useful to investors, because: (i) we believe that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain current-period earnings components that we believe are less useful in forecasting long-term performance and dividend-paying ability; (ii) we use it to evaluate the effective net yield provided (a) by our investment portfolio, after the effects of financial leverage, and (b) by Longbridge, to reflect the earnings from its reverse mortgage origination and servicing operations; and (iii) we believe that presenting Adjusted Distributable Earnings assists investors in measuring and evaluating our operating performance, and comparing our operating performance to that of our residential mortgage REIT and mortgage originator peers. Please note, however, that: (I) our calculation of Adjusted Distributable Earnings may differ from the calculation of similarly titled non-GAAP financial measures by our peers, with the result that these non-GAAP financial measures might not be directly comparable; and (II) Adjusted Distributable Earnings excludes certain items that may impact the amount of cash that is actually available for distribution.
In addition, because Adjusted Distributable Earnings is an incomplete measure of our financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
Furthermore, Adjusted Distributable Earnings is different from REIT taxable income. As a result, the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders, in order to maintain our qualification as a REIT, is not based on whether we distributed 90% of our Adjusted Distributable Earnings.
In setting our dividends, our Board of Directors considers our earnings, liquidity, financial condition, REIT distribution requirements, and financial covenants, along with other factors that the Board of Directors may deem relevant from time to time.

The following table reconciles, for the three-month periods ended September 30, 2025 and June 30, 2025, our Adjusted Distributable Earnings to the line on our Condensed Consolidated Statement of Operations entitled Net Income (Loss), which we believe is the most directly comparable U.S. GAAP measure:

	Three-Month Period Ended
	September 30, 2025				June 30, 2025
(In thousands, except per share amounts)	Investment Portfolio	Longbridge	Corporate/Other	Total	Investment Portfolio	Longbridge	Corporate/Other	Total
Net Income (Loss)	$47,697	$8,624	$(18,563)	$37,758	$57,433	$10,681	$(17,041)	$51,073
Income tax expense (benefit)	—	—	1,060	1,060	—	—	1,475	1,475
Net income (loss) before income tax expense (benefit)	47,697	8,624	(17,503)	38,818	57,433	10,681	(15,566)	52,548
Adjustments:
Realized (gains) losses, net(1)	12,330	—	—	12,330	2,099	—	—	2,099
Unrealized (gains) losses, net(2)	(194)	20,005	2,652	22,463	1,003	6,155	1,293	8,451
Unrealized (gains) losses on reverse MSRs, net of hedging (gains) losses(3)	—	(6,831)	—	(6,831)	—	479	—	479
Negative (positive) component of interest income represented by Catch-up Amortization Adjustment	(23)	—	—	(23)	63	—	—	63
Adjustment related to consolidated proprietary reverse mortgage loan securitizations(4)	—	(6,682)	—	(6,682)	—	(5,624)	—	(5,624)
Non-capitalized transaction costs and other expense adjustments(5)	1,758	1,006	912	3,676	1,803	1,104	224	3,131
(Earnings) losses from investments in unconsolidated entities	(13,074)	—	—	(13,074)	(17,072)	—	—	(17,072)
Adjusted distributable earnings from investments in unconsolidated entities(6)	12,027	—	—	12,027	9,084	—	—	9,084
Total Adjusted Distributable Earnings	$60,521	$16,122	$(13,939)	$62,704	$54,413	$12,795	$(14,049)	$53,159
Dividends on preferred stock	—	—	7,074	7,074	—	—	7,036	7,036
Adjusted Distributable Earnings attributable to non-controlling interests	861	—	606	1,467	587	—	532	1,119
Adjusted Distributable Earnings Attributable to Common Stockholders	$59,660	$16,122	$(21,619)	$54,163	$53,826	$12,795	$(21,617)	$45,004
Adjusted Distributable Earnings Attributable to Common Stockholders, per share	$0.59	$0.16	$(0.22)	$0.53	$0.56	$0.13	$(0.22)	$0.47
(1)Includes realized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), and foreign currency transactions which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(2)Includes unrealized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), borrowings carried at fair value, MSR-related investments, and foreign currency translations which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(3)Represents net change in fair value of the HMBS MSR Equivalent and Reverse MSRs attributable to changes in market conditions and model assumptions. This adjustment also includes net (gains) losses on certain hedging instruments (including interest rate swaps, futures, and short U.S. Treasury securities), which are components of realized and/or unrealized gains (losses) on financial derivatives, net, realized and/or unrealized gains (losses) on securities and loans, net, interest income, and interest expense on the Condensed Consolidated Statement of Operations.
(4)Represents the effect of replacing mortgage loan interest income (net of securitization debt expense) with interest income of the retained tranches.
(5)For the three-month period ended September 30, 2025, includes $2.2 million of non-capitalized transaction costs, $1.3 million of non-cash equity compensation and depreciation expense, and $0.2 million of various other expenses. For the three-month period ended June 30, 2025, includes $1.6 million of non-capitalized transaction costs, $1.3 million of non-cash equity compensation and depreciation expense, and $0.2 million of various other expenses.
(6)Includes the Company's proportionate share of net interest income, net loan origination income (expense), and operating expenses for certain investments in unconsolidated entities, including certain of its non-consolidated equity investments in loan originators that have been making (or are expected to make) distributions to the Company.